Exhibit 99.1

May 4, 2017

Beacon Roofing Supply Reports Second Quarter 2017 Results

•	Record second quarter sales of $870.7 million (5.7% growth year-over-year)

•	Existing market sales growth of 2.4% on top of record breaking Q2 2016

•	Second quarter EPS of ($0.16); ($0.04) Adj. vs. ($0.10); $0.03 Adj. in prior year; in line with our normal second quarter seasonality

•	Completed five acquisitions in the fiscal year, adding 23 branches to our national footprint

HERNDON, VA. — (BUSINESS WIRE) — Beacon Roofing Supply, Inc. (NASDAQ: BECN) announced results today for its second quarter ended March 31, 2017 and first half ended March 31, 2017 of the fiscal year ending September 30, 2017 (“2017” or “Fiscal 2017”).

Paul Isabella, the Company’s President and Chief Executive Officer, stated: “I am pleased to announce another record breaking revenue quarter for Beacon which has us positioned for a strong second half of 2017. Most notable is our existing market same day sales growth of 2.4%, which is particularly even more impressive considering the 26% mild weather-aided growth we saw in Q2 of 2016. Our existing residential roofing business delivered the 12th consecutive quarter of year-over-year improvement, achieving 9.3% growth in the quarter. Our complementary products business, one of our strategic focus areas, also demonstrated positive growth in the quarter. This is a favorable sign, and we will continue to pursue organic and acquisition growth within this category, as shown by our May 1st acquisition of Lowry’s, Inc., a market leader in waterproofing in the western United States. Our second quarter gross margins also remained above the most recent three-year reported average for Q2, and we are confident in sequential improvements during the upcoming quarters. We also expect our non-residential business to rebound in the second half with anticipated stronger demand and more favorable year-over-year comparisons. We will remain intensely focused on producing above-market growth within our core roofing markets and complementary categories, both organically and by acquisition. I am enthusiastic about the remainder of 2017 and our ability to achieve strong full year results.”

Second Quarter

Total sales increased 5.7% to a second quarter record of $870.7 million in second quarter 2017, from $823.5 million in 2016. Residential roofing product sales increased 11.8%, non-residential roofing product sales declined 9.4%, and complementary product sales increased 17.6% over the prior year. Existing markets same day sales, excluding acquisitions, increased 2.4% for the quarter. The second quarter 2017 had an identical number of business days as the year ago period (64 vs. 64 days).

The net loss for the second quarter was ($9.4) million, compared to ($5.7) million in 2016. Second quarter EPS was ($0.16), compared to ($0.10) in 2016. Adjusted Net Income (Loss), after removing the impact of certain non-recurring costs related to major acquisitions, was a loss of ($2.6) million in the second quarter 2017, compared to a profit of $1.7 million in 2016. Second quarter Adjusted EPS was a loss of ($0.04) (see included financial tables for a reconciliation of “Adjusted”), compared to $0.03 in 2016. Second quarter results were favorably impacted by attractive volume growth within both residential roofing and complementary products segments. Operating performance was negatively impacted by a decline in non-residential roofing sales and lower gross margins.

First Half

Total sales increased 4.0% to a first half record of $1.87 billion in 2017, from $1.80 billion in 2016. Residential roofing product sales increased 8.4%, non-residential roofing product sales decreased 9.9%, and complementary product sales increased 22.2% over the prior year. Existing market same day sales, excluding acquisitions, increased 0.9% for the first half. The first half of fiscal 2017 and 2016 had 125 and 126 business days, respectively.

Net income for the first half was $11.1 million, compared to $1.4 million in 2016. First half EPS was $0.18, compared to $0.02 in 2016. Adjusted Net Income (Loss), after removing certain non-recurring costs related to major acquisitions, was $24.4 million in the first half 2017, compared to $26.4 million in 2016. First half Adjusted EPS was $0.40 (see included financial tables for a reconciliation of “Adjusted”) compared to $0.44 in 2016. The net income for the first half was favorably impacted by existing market growth within residential roofing and complementary products, and improved gross margins. Operating profits were negatively impacted by a decline in non-residential roofing sales and higher expenses.

The Company will host a webcast and conference call today at 5:00 p.m. ET to discuss these results. The webcast link and call-in details are as follows:

What:	Beacon Roofing Supply Second Quarter 2017 Earnings Results Webcast and Conference Call

When:	Thursday, May 4, 2017

Time:	5:00 p.m. ET

Webcast:	http://ir.beaconroofingsupply.com/events.cfm (live and replay)

Live Call:	720-634-9063, Conf. ID #12074415

To assure timely access, conference call participants should dial in prior to the 5:00 p.m. start time.

Forward-Looking Statements:

This release contains information about management’s view of the Company’s future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the “Risk Factors” section of the Company’s latest Form 10-K. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this press release.

About Beacon Roofing Supply

Founded in 1928, Beacon Roofing Supply, Inc. is the largest publicly traded distributor of residential and commercial roofing materials and complementary building products, operating 384 branches throughout 48 states in the U.S. and 6 provinces in Canada. To learn more about Beacon and its family of regional brands, please visit www.becn.com.

BECN-F

Beacon Roofing Supply, Inc.
Joseph Nowicki, Executive VP & CFO

571-323-3940
JNowicki@becn.com

BEACON ROOFING SUPPLY, INC
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2017[1]	% of Net Sales	2016[2]	% of Net Sales	2017[1]	% of Net Sales	2016[2]	% of Net Sales
Net sales	$870,724	100.0%	$823,537	100.0%	$1,872,908	100.0%	$1,800,017	100.0%
Cost of products sold	666,247	76.5%	627,773	76.2%	1,417,364	75.7%	1,371,065	76.2%
Gross profit	204,477	23.5%	195,764	23.8%	455,544	24.3%	428,952	23.8%
Operating expense	207,533	23.8%	191,881	23.3%	411,643	22.0%	398,225	22.1%
Income (loss) from operations	(3,056)	-0.3%	3,883	0.5%	43,901	2.3%	30,727	1.7%
Interest expense, financing costs, and other	12,268	1.4%	13,026	1.6%	25,842	1.4%	29,282	1.6%
Income (loss) before provision for income taxes	(15,324)	-1.7%	(9,143)	-1.1%	18,059	0.9%	1,445	0.1%
Provision for (benefit from) income taxes	(5,968)	-0.6%	(3,424)	-0.4%	6,985	0.3%	46	0.0%
Net income (loss)	$(9,356)	-1.1%	$(5,719)	-0.7%	$11,074	0.6%	$1,399	0.1%

Weighted-average common stock outstanding:
Basic	60,141,580		59,295,990		60,041,332		59,133,569
Diluted	60,141,580		59,295,990		61,069,938		60,077,852

Net income (loss) per share:
Basic	$(0.16)		$(0.10)		$0.18		$0.02
Diluted	$(0.16)		$(0.10)		$0.18		$0.02

[1]	The second quarter 2017 operating results include $1.6 million ($1.0 million, net of taxes) of non-recurring charges, $7.9 million ($4.8 million, net of taxes) of additional amortization for acquired intangibles, and $1.6 million ($1.0 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to major acquisitions completed in fiscal years 2016 and 2017. The first half 2017 operating results include $2.7 million ($1.7 million, net of taxes) of non-recurring charges, $15.9 million ($9.7 million, net of taxes) of additional amortization for acquired intangibles, and $3.1 million ($1.9 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to major acquisitions completed in fiscal years 2016 and 2017. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details.

[2]	The second quarter 2016 operating results include $5.5 million ($3.3 million, net of taxes) of non-recurring charges, $5.7 million ($3.4 million, net of taxes) of additional amortization for acquired intangibles, and $1.2 million ($0.7 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to major acquisitions completed in fiscal year 2016. The first half 2016 operating results include $25.5 million ($15.2 million, net of taxes) of non-recurring charges, $11.4 million ($6.8 million, net of taxes) of additional amortization for acquired intangibles, and $5.0 million ($3.0 million, net of taxes) of interest expense, financing costs, and other for the recognition of certain costs related to major acquisitions completed in fiscal year 2016. See “Adjusted Net Income (Loss) and Adjusted EPS” table for further details

BEACON ROOFING SUPPLY, INC
Consolidated Balance Sheets
(In thousands)

	March 31,	September 30,	March 31,
	2017	2016	2016
Assets
Current assets
Cash and cash equivalents	$10,012	$31,386	$14,841
Accounts receivable, net	506,386	626,965	490,850
Inventories	580,889	480,736	513,750
Prepaid expenses and other current assets	217,389	163,103	164,625
Total current assets	1,314,676	1,302,190	1,184,066

Property and equipment, net	156,380	148,569	147,994
Goodwill	1,228,059	1,197,565	1,160,775
Intangibles, net	439,507	464,024	472,582
Other assets, net	1,511	1,511	1,430

Total Assets	$3,140,133	$3,113,859	$2,966,847

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$486,328	$360,915	$417,994
Accrued expenses	131,264	161,113	152,692
Current portion of long-term obligations	14,014	14,811	12,159
Total current liabilities	631,606	536,839	582,845

Borrowings under revolving lines of credit, net	269,124	359,661	295,690
Long-term debt, net	722,101	722,929	722,542
Deferred income taxes, net	137,495	135,482	102,878
Long-term obligations under equipment financing and other, net	30,639	35,121	42,907
Total liabilities	1,790,965	1,790,032	1,746,862

Commitments and contingencies

Stockholders’ equity:
Common stock	602	598	595
Undesignated preferred stock	-	-	-
Additional paid-in capital	709,278	694,564	678,748
Retained earnings	658,396	647,322	558,804
Accumulated other comprehensive loss	(19,108)	(18,657)	(18,162)
Total stockholders’ equity	1,349,168	1,323,827	1,219,985
Total Liabilities and Stockholders’ Equity	$3,140,133	$3,113,859	$2,966,847

BEACON ROOFING SUPPLY, INC
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended March 31,
	2017	2016
Operating activities:
Net income	$11,074	$1,399
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,955	47,644
Stock-based compensation	7,574	10,696
Certain interest expense and other financing costs	2,703	4,053
Gain on sale of fixed assets	(420)	(411)
Deferred income taxes	2,020	1,741
Other, net	131	(280)
Changes in operating assets and liabilities, net of the effects of businesses acquired:
Accounts receivable	123,590	95,150
Inventories	(92,072)	(2,519)
Prepaid expenses and other assets	(53,062)	(15,815)
Accounts payable and accrued expenses	91,950	(61,006)
Net cash provided by operating activities	150,443	80,652

Investing activities:
Purchases of property and equipment	(24,231)	(11,059)
Acquisition of businesses	(58,359)	(941,156)
Proceeds from sales of assets	1,285	377
Net cash used in investing activities	(81,305)	(951,838)

Financing activities:
Borrowings under revolving lines of credit, net of repayments	(91,371)	292,273
Borrowings under term loan, net of repayments	(1,125)	262,125
Borrowings under Senior Notes	-	300,000
Borrowings under equipment financing facilities and other, net of repayments	(5,278)	(2,633)
Payment of deferred financing costs	-	(27,813)
Proceeds from exercise of options	7,840	15,391
Taxes paid related to net share settlement of equity awards	(697)	-
Excess tax benefit from stock-based compensation	-	1,630
Net cash provided by (used in) financing activities	(90,631)	840,973

Effect of exchange rate changes on cash	119	(607)

Net decrease in cash and cash equivalents	(21,374)	(30,820)
Cash and cash equivalents, beginning of period	31,386	45,661
Cash and cash equivalents, end of period	$10,012	$14,841

BEACON ROOFING SUPPLY, INC
Consolidated Sales by Product Line
(Dollars in thousands)

Consolidated Sales by Product Line
	Three Months Ended March 31,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$483,928	55.6%	$432,774	52.6%	$51,154	11.8%
Non-residential roofing products	243,966	28.0%	269,270	32.7%	(25,304)	-9.4%
Complementary building products	142,830	16.4%	121,493	14.7%	21,337	17.6%
	$870,724	100.0%	$823,537	100.0%	$47,187	5.7%

Consolidated Sales by Product Line for Existing Markets[1]
	Three Months Ended March 31,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$473,126	56.1%	$432,774	52.6%	$40,352	9.3%
Non-residential roofing products	243,482	28.9%	269,270	32.7%	(25,788)	-9.6%
Complementary building products	126,760	15.0%	121,493	14.7%	5,267	4.3%
	$843,368	100.0%	$823,537	100.0%	$19,831	2.4%

Existing Market[1] Sales By Business Day[2]
	Three Months Ended March 31,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$7,393	56.1%	$6,762	52.6%	$631	9.3%
Non-residential roofing products	3,804	28.9%	4,207	32.7%	(403)	-9.6%
Complementary building products	1,981	15.0%	1,898	14.7%	83	4.3%
	$13,178	100.0%	$12,867	100.0%	$311	2.4%

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of the second quarter of fiscal year 2017.
[2]	There were 64 business days in each of the quarters ended March 31, 2017 and 2016.

BEACON ROOFING SUPPLY, INC
Consolidated Sales by Product Line
(Dollars in thousands)

Consolidated Sales by Product Line
	Six Months Ended March 31,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$1,013,145	54.1%	$934,285	51.9%	$78,860	8.4%
Non-residential roofing products	555,974	29.7%	617,214	34.3%	(61,240)	-9.9%
Complementary building products	303,789	16.2%	248,518	13.8%	55,271	22.2%
	$1,872,908	100.0%	$1,800,017	100.0%	$72,891	4.0%

Consolidated Sales by Product Line for Existing Markets[1]
	Six Months Ended March 31,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$983,115	55.3%	$925,484	52.1%	$57,631	6.2%
Non-residential roofing products	553,053	31.1%	617,096	34.8%	(64,043)	-10.4%
Complementary building products	240,453	13.6%	233,120	13.1%	7,333	3.1%
	$1,776,621	100.0%	$1,775,700	100.0%	$921	0.1%

Existing Market[1] Sales By Business Day[2]
	Six Months Ended March 31,
	2017		2016		Change
	Net Sales	Mix %	Net Sales	Mix %	$	%
Residential roofing products	$7,865	55.3%	$7,345	52.1%	$520	7.1%
Non-residential roofing products	4,424	31.1%	4,898	34.8%	(474)	-9.7%
Complementary building products	1,924	13.6%	1,850	13.1%	74	4.0%
	$14,213	100.0%	$14,093	100.0%	$120	0.9%

[1]	Excludes acquired branches that have not been under ownership for at least four fiscal quarters prior to the start of fiscal year 2017.
[2]	There were 125 and 126 business days for the six months ended March 31, 2017 and 2016, respectively.

BEACON ROOFING SUPPLY, INC
Adjusted Net Income (Loss) and Adjusted EPS[1]
(In thousands except per share amounts)

	Three Months Ended March 31,				Six Months Ended March 31,
	2017		2016		2017		2016
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss)	$(9,356)	$(0.16)	$(5,719)	$(0.10)	$11,074	$0.18	$1,399	$0.02
Company adjustments, net of income taxes:
Acquisition costs[2]	6,777	0.12	7,401	0.13	13,314	0.22	24,961	0.42
Adjusted Net Income (Loss)	$(2,579)	$(0.04)	$1,682	$0.03	$24,388	$0.40	$26,360	$0.44

[1]	Adjusted Net Income (Loss) is defined as net income excluding certain non-recurring costs and the incremental amortization of intangibles related to major acquisitions completed in fiscal years 2016 and 2017. We believe that Adjusted Net Income (Loss) is an operating performance metric that is useful to investors because it permits investors to better understand year-over-year changes in underlying operating performance. Adjusted net income per share or “Adjusted EPS” is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period (see Consolidated Statements of Operations for amounts).

[2]	Acquisition costs reflect certain non-recurring charges and the incremental amortization of intangibles related to major acquisitions completed in fiscal years 2016 and 2017, net of $4.3 million and $5.0 million in tax for the three months ended March 31, 2017 and 2016, respectively and net of $8.4 million and $16.9 million in tax for the six months ended March 31, 2017 and 2016, respectively.

While we believe Adjusted Net Income (Loss) and Adjusted EPS are useful measures for investors, these are not measurements presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”). You should not consider Adjusted Net Income (Loss) or Adjusted EPS in isolation or as a substitute for net income and net loss per share or diluted earnings per share calculated in accordance with GAAP.

BEACON ROOFING SUPPLY, INC
Adjusted EBITDA[1]
(In thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016
Net income (loss)	$(9,356)	$(5,719)	$11,074	$1,399
Acquisition costs[2]	1,584	5,451	2,744	21,155
Interest expense, net	13,245	13,128	26,484	29,328
Income taxes	(5,968)	(3,424)	6,985	46
Depreciation and amortization	28,530	23,966	56,955	47,637
Stock-based compensation	3,758	3,516	7,574	10,696
Adjusted EBITDA	$31,793	$36,918	$111,816	$110,261

Adjusted EBITDA as a % of net sales	3.7%	4.5%	6.0%	6.1%

[1]	Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, adjustments to contingent consideration, stock-based compensation, and certain non-recurring costs from major acquisitions completed in fiscal years 2016 and 2017. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted EBITDA is used in our bank covenants and we use Adjusted EBITDA as an internal performance measurement and as one criterion for evaluating our performance relative to that of our peers. We believe that Adjusted EBITDA is an operating performance measure that provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and ages of related assets among otherwise comparable companies. Further, we believe that Adjusted EBITDA is a useful measure because it improves comparability of results of operations, since purchase accounting used for acquisitions can render depreciation and amortization non-comparable between periods. We use these supplemental measures to evaluate performance period over period and to analyze the underlying trends in our business and establish operational goals and forecasts that are used in allocating resources. We expect to compute our non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

[2]	Acquisition costs reflect certain non-recurring charges related to major acquisitions completed in fiscal years 2016 and 2017 (excluding the impact of tax) that are not embedded in other balances of the table. Certain portions of the total acquisition costs incurred are included in interest expense, income taxes, depreciation and amortization, and stock-based compensation.

While we believe Adjusted EBITDA is a useful measure for investors, it is not a measurement presented in accordance with GAAP. You should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operations, or any other items calculated in accordance with GAAP. In addition, Adjusted EBITDA has inherent material limitations as a performance measure. It does not include interest expense. Because we have borrowed money, interest expense is a necessary element of our costs. In addition, Adjusted EBITDA does not include depreciation and amortization expense. Because we have capital and intangible assets, depreciation and amortization expense is a necessary element of our costs. Adjusted EBITDA also does not include stock-based compensation, which is a necessary element of our costs since we make stock awards to key members of management as an important incentive to maximize overall company performance and as a benefit. Moreover, Adjusted EBITDA does not include taxes, and payment of taxes is a necessary element of our operations. Accordingly, since Adjusted EBITDA excludes these items, it has material limitations as a performance measure. We separately monitor capital expenditures, which impact depreciation expense, as well as amortization expense, interest expense, stock-based compensation expense, and income tax expense. Because not all companies use identical calculations, our presentation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.